Exhibit 10.4

SPRINGING UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE
This Springing Unconditional Guaranty of Payment and Performance (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Springing Guaranty") is entered into as of December 14, 2016 and given by CONDOR HOSPITALITY TRUST, INC., a Maryland corporation ("Guarantor") to and in favor of GREAT WESTERN BANK ("Bank").
WHEREAS, Bank has made certain Loans to CDOR KCI LOFT, LLC, a Delaware limited liability company and TRS KCI LOFT, LLC, a Delaware limited liability company (individually, a "Borrower" and collectively, "Borrowers") pursuant to the terms of a Loan Agreement dated as of the date hereof among Borrowers and Bank (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Loan Agreement"); and
WHEREAS, as a condition to entering into the Loan Agreement, Bank requires Guarantor to execute this Springing Guaranty; and
WHEREAS, upon the request of, and as an accommodation to, Borrowers, Guarantor has agreed to execute this Springing Guaranty.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor and Bank hereby agree as follows:
1.            Guaranty.  In the event that at any measurement period as set forth in the Loan Agreement, Borrowers' Debt Service Coverage Ratio (pre-distribution) is less than 1.35 to 1.00 (a "DSCR Violation"), Guarantor hereby absolutely, irrevocably and unconditionally guarantees (as primary obligor and not merely as surety) to Bank, its successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration, or otherwise) and performance of the Guaranteed Obligations (as defined below), strictly in accordance with the terms of this Springing Guaranty, the Loan Agreement and the other Loan Documents, but only to the extent the Guaranteed Obligations are then due and payable.  The term "Guaranteed Obligations" as used in this Springing Guaranty shall mean:

(a)	Payment of all Obligations under the Loan Agreement and payment of any other indebtedness, obligations, fees and costs due and owing from either Borrower to Bank under the Loan Documents;
(b)	Performance of all covenants, conditions and obligations of either Borrower under the Loan Documents;
(c)	Payment and performance of all obligations of Guarantor under this Springing Guaranty;

(d)	Payment and performance of all future advances and other obligations of Borrower to Bank, whether now existing or hereafter incurred or created, whether voluntary or involuntary, whether absolute or contingent, liquidated or unliquidated, determined or undetermined, secured or unsecured, whether on original, renewed, extended or revised terms, whether Borrower may be liable individually or jointly with others, or whether incurred directly or acquired by Bank by assignment or otherwise; and

(e)	Payment and performance of all modifications, amendments, extensions, and renewals, however evidenced, of any of the Guaranteed Obligations.
Notwithstanding any provision contained herein to the contrary, this Springing Guaranty will remain in effect from the date of the applicable DSCR Violation until Borrowers meet the minimum Debt Service Coverage Ratio pre-distribution required in the Loan Agreement either (1) through Guarantor paying down the principal amount of the Loans, without repayment penalty, in an amount determined by Bank in its reasonable discretion to result in Borrowers meeting such minimum requirement and/or (2) the Hotel operation re-achieves the minimum Debt Service Coverage Ratio pre-distribution requirement. Notwithstanding any provision contained herein to the contrary, in the event that after the first instance in which a DSCR Violation occurs and is subsequently cured, another DSCR Violation occurs, then this Springing Guaranty shall automatically be deemed in force and effect until such time as the DSCR Violation is again cured in accordance with the terms of this paragraph.
2.            Right to Amend or Modify Guaranteed Obligations and/or Collateral.  Guarantor authorizes Bank, at its sole discretion, with or without notice and without affecting Guarantor's liability hereunder, from time to time to:  (a) change the time or manner of payment of any Guaranteed Obligation by renewal, extension, modification, acceleration or otherwise; (b) alter or change any provision of any Guaranteed Obligation including, but not limited to, the rate of interest thereon, and any document, instrument or agreement (other than this Springing Guaranty) evidencing, guaranteeing, securing or related to any Guaranteed Obligation; (c) release, discharge, exonerate, substitute or add one or more parties liable on any Guaranteed Obligation or one or more endorsers, cosigners or guarantors for any Guaranteed Obligation; (d) obtain collateral for the payment of any Guaranteed Obligation or any guaranty thereof; (e) release existing or after-acquired collateral on such terms as Bank, in its sole discretion, shall determine; (f) apply any sums received from Borrower, any endorser, cosigner, other guarantor or other Person liable on any Guaranteed Obligation or from the sale or collection of collateral or its proceeds to any Guaranteed Obligation whatsoever owed or to be owed to Bank by either Borrower in any order or amount and regardless of whether or not such Guaranteed Obligation is guaranteed hereby, is secured by collateral or is due and payable; and (g) apply any sums received from Guarantor or from the sale of collateral granted by Guarantor to any Guaranteed Obligation in any order or amount regardless of whether such Guaranteed Obligation is secured by collateral or is due and payable.
3.            Waivers.  Guarantor hereby unconditionally and irrevocably acknowledges and agrees to the matters set forth below:
(a)	Election of Remedies. Guarantor waives all rights and defenses arising out of an election of remedies by Bank, including without limitation in connection with any bankruptcy or other debtor relief laws or under any other applicable federal, state or local law, including, but not limited to, those purporting to reduce Bank's right against Guarantor in proportion to the principal amount of the Guaranteed Obligations.
(b)	Statute of Limitations. To the maximum extent permitted by law, Guarantor waives the benefit of the statute of limitations affecting Guarantor's liability hereunder or the enforcement hereof.
(c)	Action Against Borrowers and Collateral. Guarantor waives all right to require Bank to: (i) proceed against either Borrower, any endorser, cosigner, other guarantor or other person liable on any Guaranteed Obligation; (ii) join either Borrower or any endorser, cosigner, other guarantor or other Person liable on any Guaranteed Obligation in any action or actions that may be brought and prosecuted by Bank solely and separately against Guarantor on any Guaranteed Obligation; (iii) proceed against any item or items of collateral securing any Guaranteed Obligation or any guaranty thereof; or (iv) pursue or refrain from pursuing any other remedy whatsoever in Bank's power.
(d)	Borrower's Defenses. Guarantor waives any defense arising by reason of any disability or other defense of either Borrower, either Borrower's successors or any endorser, cosigner, other guarantor or other Person liable on any Guaranteed Obligation including, without limitation, any statute of limitation defense that may be available to either Borrower or such other Person. Until all Guaranteed Obligations have been paid in full, even though it may be in excess of the liability incurred hereby and Bank has no further commitment to lend or extend financial accommodations to either Borrower, Guarantor shall not have any right of subrogation and Guarantor waives any benefit of and right to participate in any collateral now or hereafter held by Bank. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of sale of any collateral securing any Guaranteed Obligation or any guaranty thereof, and notice of the existence, creation or incurring of new or additional Guaranteed Obligations.
(e)	Borrower's Financial Condition. Guarantor hereby recognizes, acknowledges and agrees that advances may be made from time to time with respect to any Guaranteed Obligation without authorization from or notice to Guarantor even though the financial condition of either Borrower, any endorser, cosigner, other guarantor or other Person liable on any Guaranteed Obligation may have deteriorated since the date of this Springing Guaranty. Guarantor waives all right to require Bank to disclose any information with respect to any Guaranteed Obligation; the financial condition, credit or character of either Borrower, any endorser, cosigner, other guarantor or other Person liable on any Guaranteed Obligation; any collateral securing any Guaranteed Obligation or any guaranty thereof; or any action or inaction on the part of Bank, either Borrower or any endorser, cosigner, other guarantor or other Person liable on any Guaranteed Obligation. Guarantor hereby assumes the responsibility for being informed of the financial condition, credit and character of either Borrower and of all circumstances bearing upon the risk of non-payment of any Guaranteed Obligation which diligent inquiry would reveal.
4.            No Right of Set-off or Grant of Security Interest.  Bank shall have no, and hereby waives any right to, a security interest in or a right to set off against any monies, securities or other property of Guarantor now or hereafter in the possession of or on deposit with Bank, Bank's agents or any one or more of them, whether held in general or special account or deposit or for safekeeping or otherwise.
5.            Subordination.  Any indebtedness of either Borrower or any endorser, cosigner, other guarantor or other Person liable on any Guaranteed Obligation now or hereafter owed to Guarantor is hereby subordinated to the Guaranteed Obligations.  Such indebtedness owed to Guarantor shall, if Bank so requests, be collected, enforced and received by Guarantor as trustee for Bank and be paid over to Bank on account of the Guaranteed Obligations but without reducing or affecting in any manner the liability of Guarantor set forth herein.  Should Guarantor fail to collect the proceeds of any such indebtedness owed to it and pay the proceeds to Bank, Bank, as Guarantor's attorney-in-fact, may do such acts and sign such documents in Guarantor's name as Bank considers necessary to effect such collection, and Guarantor hereby appoints Bank as Guarantor’s attorney-in-fact for such purposes.
6.            Invalid, Fraudulent or Preferential Payments.  Guarantor agrees that, to the extent either Borrower or any endorser, cosigner, other guarantor or other Person liable on any Guaranteed Obligation makes a payment or payments to, or is credited for any payment or payments made for or on behalf of either Borrower to Bank, which payment or payments, or any part thereof, is subsequently invalidated, determined to be fraudulent or preferential, set aside or required to be repaid to any trustee, receiver, assignee or any other party whether under any bankruptcy, state or federal law or under any common law or equitable cause or otherwise, then, to the extent thereof, the obligation or part thereof intended to be satisfied thereby shall be revived, reinstated and continued in full force and effect as if such payment or payments had not originally been made or credited.
7.            Joint and Several Obligations; Independent Obligations.  If more than one Guarantor signs this Springing Guaranty, the obligations hereunder are joint and several.  Guarantor's obligations hereunder are independent of the obligations of either Borrower or any endorser, cosigner, other guarantor or other Person liable on any Guaranteed Obligation and a separate action or actions may be brought and prosecuted against Guarantor on any Guaranteed Obligation.
8.            Events of Default.  Subject to the continuing existence of a DSCR Violation, Bank may declare all Guaranteed Obligations to be due and payable under this Springing Guaranty upon the occurrence and during the continuance of any of the following events ("Events of Default"):
(a)	The occurrence of an "Event of Default" (as defined in the Loan Agreement) under the Loan Agreement; or
(b)	Guarantor fails to perform any of its obligations under this Springing Guaranty within 30 days after written notice from Bank; or
(c)	Guarantor attempts to revoke this Springing Guaranty or this Springing Guaranty becomes ineffective for any reason; or
(d)	any representation or warranty made or given by Guarantor to Bank proves to be false or misleading in any material respect; or
(e)	Guarantor becomes insolvent or the subject of any bankruptcy proceeding or other debtor relief proceeding which remains undismissed or unstayed for a period of 60 days.
Subject to the continuing existence of a DSCR Violation, if an Event of Default shall occur and be continuing, Bank may declare all Guaranteed Obligations to be due and payable, in which event Guarantor shall provide for immediate payment of all Guaranteed Obligations, and Bank may proceed to enforce this Springing Guaranty in accordance with the terms and provisions of this Springing Guaranty and pursue all rights and remedies as provided by applicable law.
9.            Acknowledgment of Receipt.  Receipt of a true copy of this Springing Guaranty is hereby acknowledged by Guarantor.  Guarantor understands and agrees that this Springing Guaranty shall not constitute a commitment of any nature whatsoever by Bank to renew or hereafter extend credit to either Borrower. Guarantor agrees that this Springing Guaranty shall be effective with or without notice from Bank of Bank's acceptance hereof.
10.            Non-Reliance.  In executing this Springing Guaranty, Guarantor is not relying, and has not relied, upon any statement or representation made by Bank, or any employee, agent or representative of Bank, with respect to the status, financial condition or other matters related to either Borrower or the relationship between either Borrower and Bank.
11.            Multiple Guaranties.  If Guarantor has executed or does execute more than one guaranty of the Guaranteed Obligations of either Borrower to Bank, the limits of liability thereunder and hereunder shall be cumulative.
12.            Irrevocable Guaranty.  This Springing Guaranty is an irrevocable continuing guaranty.
13.            Assignment.  Bank may, with or without notice, assign this Springing Guaranty in whole or in part.  This Springing Guaranty shall inure to the benefit of Bank, its successors and assigns, and shall bind Guarantor and Guarantor’s heirs, executors, administrators, successors and assigns.
14.            WAIVER OF JURY TRIAL.  GUARANTOR AND BANK HEREBY EXPRESSLY WAIVE ANY AND ALL RIGHTS, WHETHER ARISING UNDER THE STATE CONSTITUTION, ANY RULES OF CIVIL PROCEDURE, COMMON LAW OR OTHERWISE, TO DEMAND A TRIAL BY JURY IN ANY ACTION, MATTER, CLAIM OR CAUSE OF ACTION WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATED TO THIS SPRINGING GUARANTY OR ANY OTHER AGREEMENT, DOCUMENT OR TRANSACTION CONTEMPLATED HEREBY WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. GUARANTOR AND BANK EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, BANK AND GUARANTOR FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SPRINGING GUARANTY OR ANY PROVISION HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SPRINGING GUARANTY.
15.            Notices.  Unless otherwise expressly provided herein, all notices, certificates, requests, demands, and other communications provided for under this Springing Guaranty shall be in writing and shall be mailed, faxed, or delivered to the address or facsimile number set forth in this Section.  All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt  by the intended recipient and (ii) (A) if delivered by hand or by courier, upon delivery; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; and (C) if delivered by facsimile, when sent and appropriate answerback has been received by the sender.  Notices and other communications to Bank, however, shall not be effective until actually received by Bank.

Information for Notices to Guarantor: Condor Hospitality Trust, Inc. Attn: Jonathan Gantt 4800 Montgomery Lane, Suite 220 Bethesda, MD 20814 Facsimile: (402) 371-4229	With a copy to: Jason D. Benson McGrath North 1601 Dodge St Ste 3700 Omaha, NE 68102 Facsimile: (402) 952-6864
Information for Notices to Bank: Great Western Bank Attn: Michael Phelps 9290 W. Dodge Rd Ste 401 Omaha, NE 68114 Fax: (402) 330-2030	With a copy to: Jacqueline Pueppke Baird Holm LLP 1700 Farnam Street, Suite 1500 Omaha, NE 68102 Facsimile: (402) 344-0588
16.            Miscellaneous.
(a)	Governing Law. This Springing Guaranty shall be governed by and construed according to the internal laws of the State of Nebraska without regard to conflict of law principles. Guarantor hereby submits to the jurisdiction of the Nebraska state courts sitting in Douglas County, Nebraska and the United States District Court for the District of Nebraska.
(b)	Headings. The headings used herein are solely for the purpose of identification and have no legal significance.
(c)	Entire Agreement. This Springing Guaranty constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and undertaking both written and orally between the parties with respect to the subject matter contained in this Springing Guaranty.
(d)	Severability. Should any one or more provisions of this Springing Guaranty be determined to be illegal or unenforceable, all other provisions shall remain effective.
(e)	Drafting of Agreement. This Springing Guaranty, as a matter of convenience for all parties, has been prepared by Bank. The parties hereto agree that in the event of any ambiguity in this Springing Guaranty, such ambiguity shall not be construed against Bank. It is the express intention of the parties that all aspects of this Springing Guaranty shall be construed and interpreted in as broad a manner as possible to the benefit and protection of Bank.
(f)	Interpretation. If there is more than one Guarantor executing this Springing Guaranty, the term "Guarantor" shall mean all and any one or more of them. As used in this Springing Guaranty, neuter terms include the masculine and feminine, and vice versa. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Terms used, but not defined herein, shall have the meaning set forth in the Loan Agreement.
(g)	Attorney's Fees. Guarantor shall pay to Bank all costs and expenses, including, but not limited to reasonable attorney fees, incurred by Bank in connection with the administration, enforcement, including any bankruptcy, at trial and on appeal, or the enforcement of any judgment or any refinancing or restructuring of Guarantor’s obligations under this Springing Guaranty or any document, instrument of agreement executed with respect to, evidencing or securing the indebtedness hereunder.
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[SIGNATURE PAGE TO SPRINGING GUARANTY]
Executed by the undersigned Guarantor as of the first date set forth above.
GUARANTOR:
CONDOR HOSPITALITY TRUST, INC., a Maryland corporation

By:   /s/ Jonathan J. Gantt_____________
Name:  Jonathan J. Gantt
Title:	Senior Vice President and Chief Financial Officer